Exhibit 99.2


PROSPECTUS SUPPLEMENT
(To Prospectus dated March 12, 2002)                 REGISTRATION NO.  333-96069


                      [Internet Infrastructure HOLDRS Logo]



                        1,000,000,000 Depositary Receipts
                    Internet Infrastructure HOLDRS(SM) Trust

         This prospectus supplement supplements information contained in the prospectus dated March 12, 2002 relating to the sale of up to 1,000,000,000 depositary receipts by the Internet Infrastructure HOLDRS(SM) Trust.

         The share amounts specified in the table on page 13 of the base prospectus shall be replaced with the following:


                                                                                     Share         Primary
                            Name of Company                           Ticker        Amounts    Trading Market
           ----------------------------------------------            --------      ---------  ----------------
           Akamai Technologies Inc.                                    AKAM             3          NASDAQ
           BEA Systems, Inc.                                           BEAS            10          NASDAQ
           BroadVision, Inc.                                           BVSN             9          NASDAQ
           E.piphany, Inc.                                             EPNY           1.5          NASDAQ
           InfoSpace, Inc.                                             INSP             8          NASDAQ
           Inktomi Corporation                                         INKT             4          NASDAQ
           InterNAP Network Services Corporation                       INAP             5          NASDAQ
           Kana Software, Inc.                                         KANA           0.2          NASDAQ
           NaviSite, Inc.                                              NAVI             2          NASDAQ
           Openwave Systems Inc.                                       OPWV         3.221          NASDAQ
           Portal Software, Inc.                                       PRSF             6          NASDAQ
           RealNetworks, Inc.                                          RNWK             6          NASDAQ
           VeriSign, Inc.                                              VRSN          6.15          NASDAQ
           Vignette Corporation                                        VIGN             6          NASDAQ
           Vitria Technology, Inc.                                     VITR             4          NASDAQ


         The share amounts listed in the table above reflect all previous stock splits, dividends and business combination transactions.

            The date of this prospectus supplement is March 31, 2002.